UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

As previously disclosed on August 31, 2023, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Company’s common stock was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). The notification from Nasdaq had no immediate effect on the Company’s Nasdaq listing and the Company’s common stock will continue to trade on Nasdaq under the ticker symbol “SHPH.”

In accordance with Nasdaq Rules, the Company was provided with an initial period of 180 calendar days, or until February 27, 2024 (the “Initial Grace Period”), to regain compliance with the Bid Price Requirement. Since the Initial Grace Period was coming to an end and the Company had not yet regained compliance, on February 19, 2024, the Company submitted a plan of compliance (the “Plan of Compliance”) to Nasdaq seeking an additional 180-day grace period (the “Additional Grace Period”) to regain compliance with the Bid Price Requirement. The Plan of Compliance set forth the steps the Company would take to regain compliance with the Bid Price Requirement within the additional 180-day period, including effectuating a reverse split of its common stock, if deemed necessary.

On February 29, 2024, the Company received formal approval from Nasdaq granting it an additional 180 days, or until August 26, 2024 (the “Compliance Date”), to regain compliance with the Bid Price Requirement.

If at any time before the Compliance Date the closing bid price for the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation that it has regained compliance with the Bid Price Requirement. If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date, the Staff will provide written notification to the Company that its common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel. There can be no assurance that the Company will regain compliance or otherwise maintain compliance with any of the other listing requirements. Nonetheless, the Company intends to monitor the closing bid price of its common stock and will, if necessary, consider available options to regain compliance with the Bid Price Requirement prior to the Compliance Date.

Item 8.01 Other Events.

On March 5, 2024, the Company issued a press release announcing that the Company’s Chief Executive Officer, Dr. Anatoly Dritschilo, will participate in the Emerging Growth Conference on March 6, 2024.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Dated: March 5, 2024

	By:	/s/ Anatoly Dritschilo
	Name:	Anatoly Dritschilo
	Title:	Chief Executive Officer